Page 34 of 34 Pages

                                       EXHIBIT 9

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of Polaroid Holding Company, dated as of May 6, 2004, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: May 6, 2004                      PRIMARY PDC, INC.

                                        By: /s/ Mark S. Stickel
                                        ----------------------------------------
                                        Name:  Mark S. Stickel
                                        Title: President


Dated: May 6, 2004                      WIND DOWN ASSOCIATES LLC

                                        By: /s/ Mark S. Stickel
                                        ----------------------------------------
                                        Name:  Mark S. Stickel
                                        Title: Authorized Signatory